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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1, on Form S-3, to Form S-1 of our report dated February 8, 1999 relating to the financial statements which appear in the Duane Reade Inc. Annual Report on Form 10-K for the year ended December 26, 1998. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment on Form S-3.







/s/ PricewaterhouseCoopers, LLP
PricewaterhouseCoopers, LLP



New York, New York
August 9, 1999